Exhibit 99.6

2008 NON-EMPLOYEE DIRECTOR
CASH DEFERRAL AND INVESTMENT ELECTION FORM

Please complete this Form and return a signed copy to Larry Boyd, SVP, Secretary and General Counsel, no later than December 21, 2007.

First Name:                                                   Last Name:                                                                                  SSN:

This Election Form provides for the deferral of compensation for services performed and investment elections under the Ingram Micro Inc. Compensation Plan for Non-Executive Members of the Board of Directors (the “Plan”).  Capitalized terms used and not otherwise defined in this Election Form will have the meanings ascribed to those terms in the Plan.

1.  DEFERRAL ELECTION:

I hereby irrevocably elect to defer the payment of the following compensation for my services performed as a member of the Ingram Micro Inc. Board of Directors during 2008:

Cash Retainer: ________% of the annual cash retainer elected not to exceed $70,000 ($85,000 for committee chairperson or $90,000 for audit committee chairperson).

Meeting Fees: ________% of the $1,500 meeting fee for each meeting I attend during 2007 of the Ingram Micro Inc. Board of Directors and its committees on which I serve.

2.  INVESTMENT ELECTIONS:   Choose among the following:

Investment elections must be in whole percentages and must be divisible by 5%.  The sum of the elections must equal 100%.
 You may obtain a fund prospectus for any of the funds by contacting Fidelity Investments*.

_________ I participated in the Plan in 2007.  Use my current investment elections for the 2008 Plan Year.  If you want to change your investment elections, you may do so at any time by contacting Fidelity Investments*.

 _________ I am a new participant in the Plan for 2008.  Please invest my deferred compensation for the 2008 Plan Year according to the following elections.  The elections must be in whole percentages and must be divisible by 5%.  The sum of the elections must equal 100%.  You may obtain a fund prospectus for any of the funds by contacting Fidelity Investments*.

____% - Fidelity Managed Income Portfolio

____% -Dodge & Cox Balanced Fund

____% - Fidelity Equity-Income Fund

____% - Artisan Small Cap Value Fund

____% - Spartan U.S. Equity Index Fund

____% - Fidelity Freedom Income Fund

____% - Fidelity Freedom 2010 Fund

____% - Fidelity Freedom 2020 Fund

____% - Fidelity Freedom 2030 Fund

____% - Fidelity Freedom 2040 Fund

____% - American Funds Growth Fund of America Class R4

____% - Artisan Mid Cap Fund-Investor Class

____% - Vanguard Small-Cap Growth Index Fund-Investor Class

____% - PIMCO Total Return Fund-Institutional Class

____% - Fidelity Diversified International Fund

% - Fidelity Freedom 2005 Fund

% - Fidelity Freedom 2015 Fund

% - Fidelity Freedom 2025 Fund

% - Fidelity Freedom 2035 Fund

I hereby irrevocably elect to receive my compensation for services performed during 2008.  I also elect to invest as I have indicated above pursuant to the terms of the Plan.  I agree that my successors in interest and my assigns and all persons claiming under me shall, to the extent consistent with applicable law, be bound by the statements contained herein and by the provisions of the Plan as they now exist and as they may be amended from time to time.

I have read and understand this form and hereby authorize the Coporation or its duly authorized representatives to take all actions indicated on this form.

Non-Employee Director’s Signature	Date

*To contact Ingram Micro’s Plan Administrator, please call Fidelity at (800) 835-5095 or log on to Fidelity’s website at www.401K.com.

FOR BENEFITS DEPARTMENT USE ONLY Effective Date: Date Received: Benefits Dept. Representative:

2008 NON-EMPLOYEE DIRECTOR
DISTRIBUTION ELECTION AND BENEFICIARY DESIGNATION FORM

First Name:  ____________________                        Last Name:  __________________          SSN:  _________________

This Election Form relates to the distribution of 2008 deferred compensation and the beneficiary designation under the Ingram Micro Inc. Compensation Plan for Non-Executive Members of the Board of Directors (the “Plan”).  Capitalized terms used and not otherwise defined in this Election Form will have the meanings ascribed to those terms in the Plan.

DISTRIBUTION ELECTION:  You may change the form of your distribution (to the extent permitted under the Plan and under Section 409A of the Internal Revenue Code) and/or delay your distribution date, provided you complete and submit a new Distribution Election Form to the Corporate Benefits Department at least 12 months after the date of the preceding election and at least 12 months in advance of the scheduled distribution date.  Delays in distribution dates must be made for a period of not less than five (5) years from the date payment would otherwise have been made.

Please make an election in both Section A and Section B below for your deferred compensation
A. I elect the following distribution date and form of distribution payment for my 2008 compensation that I elected to defer under the Plan according to my 2008 Cash Deferral and Investment Election.
1. DISTRIBUTION DATE*:
Please select one of the following distribution dates for your 2008 account balance under the Plan.
__________ 60 days following my termination of service from the Board with the Corporation, including death, disability or retirement.

__________ On January 31 of the calendar year following the year of my termination of service from the Board with the Corporation, including death, disability or retirement.

2. DISTRIBUTION PAYMENT OPTIONS*
Please select one of the following distribution payment options for distribution of your 2008 account balance under the Plan.
________ Lump Sum Payment ________ 5 Annual Installments (5 years)
________ 20 Quarterly Installments (5 years) ________ 10 Annual Installments (10 years)
________ 40 Quarterly Installments (10 years) ________ 15 Annual Installments (15 years)
________ 60 Quarterly Installments (15 years)
*If you do not make an election for the form of your distribution payment, the default form of distribution is quarterly installments over a 10-year period commencing 60 days following your termination of service from the Board with the Company, including death, disability or retirement.

B.     BENEFICIARY DESIGNATION: If I die before I receive full payment of my account balance under the Plan, the amount remaining in my account will be payable to the following beneficiaries who are to share equally, unless otherwise specified.  I hereby revoke any prior designations of beneficiaries under the Plan, and designate the following beneficiaries to receive any benefit payable on account of my death under the Plan, subject to my right to change this designation and to the terms of the Plan.

Name	Relationship	Social Security Number	Percentage

I hereby elect to receive distribution payments from my account balance under the Plan as I have indicated above pursuant to the terms of the Plan.  I agree that my successors in interest and my assigns and all persons claiming under me shall, to the extent consistent with applicable law, be bound by the statements contained herein and by the provisions of the Plan as they now exist and as they may be amended from time to time.

By signing below, I authorize the Corporation to distribute my deferred compensation account according to the distribution election chosen above.  I understand that my distribution will be reported as taxable income on Form 1099 in the year(s) of distribution.

I have read and understand this form and hereby authorize the Corporation or its duly authorized representatives to take all actions indicated on this form.

Non-Employee Director’s Signature	Date